Exhibit 8.1

+1 212 450 4000 davispolk.com	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

August 2, 2021

Bank of America Corporation

100 North Tryon Street

Charlotte, NC 28255

Ladies and Gentlemen:

We have acted as tax counsel for Bank of America Corporation (the “Company”) in connection with the preparation and filing of a registration statement on Form S-3, File No. 333-257399 (the “Registration Statement”), including a form of prospectus dated August 2, 2021, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the issuance from time to time of the Company’s Debt Securities, Warrants, Units, Purchase Contracts, Preferred Stock, Depositary Shares and Common Stock (collectively, the “Securities” and such prospectus, the “Prospectus”), and a form of prospectus dated August 2, 2021, for the purpose of registering under the Securities Act, the issuance from time to time of the Company’s InterNotes® (the “Notes” and such prospectus, the “InterNotes Prospectus,” and together with the Prospectus, the “Prospectuses”).

The Prospectuses referenced above forms a part of, and this opinion is filed as an exhibit to, the Registration Statement. As tax counsel to the Company, we hereby confirm to you that the discussion set forth under the heading “U.S. Federal Income Tax Considerations” in the Prospectus and the discussion set forth under the heading “Tax Consequences to U.S. Holders” in the InterNotes Prospectus are each our opinion, subject to the qualifications and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “U.S. Federal Income Tax Considerations” in the Prospectus and under the heading “Tax Consequences to U.S. Holders” in the InterNotes Prospectus. In addition, if a prospectus supplement or a pricing supplement relating to the offer and sale of any particular Security or Note is prepared and filed by the Company with the Securities and Exchange Commission on a future date and the prospectus supplement or pricing supplement, as applicable, contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. The issuance of such consent does not concede that we are an “Expert” for the purposes of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP